Filed Pursuant to Rule 424(b)(5)

Registration No. 333-154677

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price	Amount of Registration Fee(1)
Common Stock	12,015,135 shares	$43.865	$527,043,896.80	$20,713.00

(1)	Calculated in accordance with Rule 457(g) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To prospectus dated October 23, 2008)

12,015,135 Shares of Common Stock

The 12,015,135 shares of common stock of Raytheon Company offered by this Prospectus Supplement are shares of our common stock issuable under outstanding warrants that were issued by us on June 16, 2006 in connection with the settlement of litigation against us in the U.S. District Court for the District of Massachusetts, in accordance with the Stipulation and Agreement of Settlement dated August 17, 2004, among Raytheon and the other participants in the settlement. The warrants were issued by us under a warrant agreement between Raytheon and the American Stock Transfer & Trust Company, as warrant agent, without compliance with the registration requirements of Section 5 of the Securities Act of 1933 in accordance with the exemption provided under Section 3(a)(10) thereof.

Our common stock is listed on the New York Stock Exchange under the symbol “RTN.” On October 22, 2008, the last reported sale price per share of our common stock on the New York Stock Exchange was $44.15.

Investing in our common stock involves risks. See “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission.

We will receive proceeds from the exercise of the warrants but not from the sale of the underlying common stock. The warrants may be exercised at any time until June 16, 2011. The warrants entitle the holder to purchase from us one share of our common stock for each warrant at an initial exercise price of $37.50 per share. See “Use of Proceeds” on page S-3.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus supplement is dated October 23, 2008

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in that prospectus and this prospectus supplement. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, including our common stock.

You should rely only on the information contained in or incorporated into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement or the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus are not offers to sell the common stock and are not soliciting an offer to buy the common stock in any state where the offer or sale is not permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, respectively, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of the common stock. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus supplement.

As used in this prospectus supplement, the terms the “Company,” “Raytheon,” “we,” “us” and “our,” depending upon the context, refer to Raytheon Company and its consolidated subsidiaries or any part or division thereof.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information we are incorporating by reference into them contain “forward-looking statements” within the meaning of the federal securities laws. All statements, other than statements of historical facts included in this prospectus supplement, the accompanying prospectus and the information we are incorporating by reference into them that we expect or anticipate will or may occur in the future, including, without limitation, statements included in this prospectus under “The Company” and located elsewhere in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference regarding our financial position, business strategy and measures to implement that strategy, including changes to operations, competitive strengths, goals, expansion and growth of our business and operations, plans, references to future success and other such matters, are forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including without limitation the information discussed under the caption “Risk Factors” in this prospectus supplement as well as other factors which might be described from time to time in our filings with the SEC.

Consequently, all of the forward-looking statements we make in this prospectus supplement, the accompanying prospectus and the information we are incorporating by reference into them are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our businesses or operations. All subsequent forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by any of those factors described above and in the documents containing such forward-looking statements. We do not assume any obligation to release publicly any updates or revisions to any forward-looking statement.

INFORMATION WE INCORPORATE BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy information filed by us with the SEC at the SEC’s public reference section, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference section can be obtained by calling 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, statements and other information about issuers, such as us, who file electronically with the SEC. You can also inspect reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, which are located at 20 Broad Street, New York, New York 10005. We maintain an Internet site at http://www.raytheon.com. However, the information on our Internet site is not incorporated by reference in this prospectus supplement or the accompanying prospectus and you should not consider it a part of this prospectus supplement or any accompanying prospectus.

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the year ended December 31, 2007;

•	Quarterly Reports on Form 10-Q for the quarters ended March 30, 2008 and June 29, 2008;

•	Current Reports on Form 8-K filed on January 29, 2008, May 6, 2008, June 3, 2008 and July 25, 2008; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on May 1, 2001, as, amended.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at Office of the Corporate Secretary, Raytheon Company, 870 Winter Street, Waltham, Massachusetts 02451, telephone (781) 522-3000.

RISK FACTORS

An investment in our common stock involves risks. We urge you to consider carefully the risks described in the documents incorporated by reference in this prospectus supplement before making an investment decision, including those risks identified under “Item IA. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference in this prospectus supplement and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC.

THE COMPANY

Raytheon Company, together with its subsidiaries, is an industry leader in defense and government electronics, space, information technology and technical services. We design, develop, manufacture, integrate, support and provide a wide range of technologically advanced products, services and solutions for principally governmental customers in the United States and abroad. We act as a prime contractor or major subcontractor on numerous defense and related programs for the U.S. government, which accounted for 86% of our sales in 2007.

We currently operate in six business segments: Integrated Defense Systems; Intelligence and Information Systems; Missile Systems; Network Centric Systems; Space and Airborne Systems; and Technical Services.

We were founded in 1922 and are incorporated in the state of Delaware. We are the surviving company of the 1997 merger of HE Holdings, Inc. and Raytheon Company. Our principal executive offices are located at 870 Winter Street, Waltham, Massachusetts 02451 and our Internet site is www.raytheon.com.

USE OF PROCEEDS

As of October 22, 2008, 10,527 warrants have been exercised from which we have received gross proceeds of $394,762.50. Assuming all the remaining warrants are exercised, we will receive additional gross proceeds of $450,567,562.50. The proceeds from the sale of our common stock pursuant to the exercise of the warrants have been and will be used for general corporate purposes.

DESCRIPTION OF WARRANTS

Pursuant to the terms of the settlement of In re Raytheon Company Securities Litigation, Case No. 99-12142-PBS, on June 16, 2006, we issued 12,025,662 warrants (the “Settlement Warrants”) to purchase our common stock, at an exercise price of $37.50 per share. As of October 22, 2008, 12,015,135 warrants remain outstanding.

We have caused the Settlement Warrants to be listed on the New York Stock Exchange for trading. The value of the Settlement Warrants will be determined by the market and may decrease or increase over time. The settlement was approved by the U.S. District Court for the District of Massachusetts, and the Settlement Warrants were issued to approved members of the class of plaintiffs and plaintiffs’ counsel as part of the settlement consideration. The Settlement Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to an exemption under Section 3(a)(10) of that Act. However, the Section 3(a)(10) exemption available to the Settlement Warrants does not exempt the sale of our common stock upon exercise of the Settlement Warrants. Therefore, as part of the settlement, we registered under the Securities Act the sale of the shares of our common stock pursuant to the exercise of the Settlement Warrants and agreed to use our reasonable best efforts to maintain the effectiveness of that registration statement (subject to certain exceptions) for as long as the Settlement Warrants are outstanding.

A complete description of the terms of the Settlement Warrants is set forth in the Warrant Agreement between Raytheon Company and the American Stock Transfer & Trust Company (“AST”), as warrant agent (the “Warrant Agreement”). The Warrant Agreement is attached as an exhibit to our Current Report on Form 8-K dated June 9, 2006, which is incorporated by reference into the registration statement of which this prospectus supplement is a part. The following description of the Settlement Warrants does not purport to be complete and is qualified in its entirety by reference to such document.

Each Settlement Warrant confers upon its holder the right, which may be exercised on any business day until 5:00 p.m. on June 16, 2011, to purchase from us one share of our common stock upon payment of the exercise price of $37.50 per share. The number of shares of common stock issuable upon exercise of each Settlement Warrant and the exercise price of each are subject to adjustment pursuant to the terms of the Warrant Agreement.

Prior to the exercise of any Settlement Warrant, holders of Settlement Warrants are not entitled to any rights of a stockholder of Raytheon, including, without limitation, the right to vote or to receive dividends or other distributions. Furthermore, the holders of Settlement Warrants are not entitled to receive any notice of any proceedings of Raytheon except in certain limited circumstances set forth in the Warrant Agreement.

The claims administrator for the litigation referenced above supplied AST with all necessary information to arrange for electronic direct registration of the Settlement Warrants in the names of the Settlement Warrants holders through the Direct Registration System with DTC. Claimants whose recognized claim required the issuance of 99 Settlement Warrants or less received a cash payout in lieu of receiving Settlement Warrants. The claims administrator accepted approximately 134,495 claimants into the settlement, with approximately 5,039 of those claimants receiving Settlement Warrants.

EXPERTS

The consolidated financial statements of Raytheon Company and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Raytheon Company for the year ended December 31, 2007 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

$3,000,000,000

Raytheon Company

Debt Securities

Common Stock

Preferred Stock

Warrants

We may offer, issue and sell, from time to time:

•	Debt securities;

•	Shares of our Common Stock;

•	Shares of our Preferred Stock; and

•	Warrants to purchase any of the other securities that may be sold under this prospectus.

The securities we offer will have an aggregate public offering price of up to $3.0 billion. We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “RTN.”

The mailing address of our principal executive offices is 870 Winter Street, Waltham, Massachusetts 02451. Our telephone number is 781-522-3000.

Investing in our securities involves certain risks. Before investing, you should refer to the risk factors included in our periodic reports, in prospectus supplements and in other information filed by us with the Securities and Exchange Commission.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

These securities have not been approved by the Securities and Exchange Commission or any State securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is October 23, 2008.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. Under this process, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

References in this prospectus to the terms “the Company,” “Raytheon,” “we,” “our” and “us” or other similar terms mean Raytheon Company, unless we state otherwise or the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy information filed by us with the SEC at the SEC’s public reference section, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference section can be obtained by calling 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, statements and other information about issuers, such as us, who file electronically with the SEC. You can also inspect reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, which are located at 20 Broad Street, New York, New York 10005. We maintain an Internet site at http://www.raytheon.com. However, the information on our Internet site is not incorporated by reference in this prospectus and any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the year ended December 31, 2007;

•	Quarterly Reports on Form 10-Q for the quarters ended March 30, 2008 and June 29, 2008;

•	Current Reports on Form 8-K filed on January 29, 2008, May 6, 2008, June 3, 2008 and July 25, 2008; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on May 1, 2001, as, amended.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at the following address: Office of the Corporate Secretary, Raytheon Company, 870 Winter Street, Waltham, Massachusetts 02451, telephone (781) 522-3000.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information we are incorporating by reference into it contain “forward-looking statements” within the meaning of the federal securities laws. All statements, other than statements of historical facts included in this prospectus and the information incorporated by reference into this prospectus, that we expect or anticipate will or may occur in the future, including, without limitation, statements included in this prospectus under “The Company” and located elsewhere in this prospectus and the documents we incorporate by reference regarding our financial position, business strategy and measures to implement that strategy, including changes to operations, competitive strengths, goals, expansion and growth of our business and operations, plans, references to future success and other such matters, are forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including without limitation the information discussed under the caption “Risk Factors” in the applicable prospectus supplement to be provided with this prospectus as well as other factors which might be described from time to time in our filings with the SEC.

Consequently, all of the forward-looking statements we make in this prospectus and the information we are incorporating by reference into this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our businesses or operations. All subsequent forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by any of those factors described above and in the documents containing such forward-looking statements. We do not assume any obligation to release publicly any updates or revisions to any forward-looking statement.

RISK FACTORS

An investment in our securities involves risks. We urge you to consider carefully the risks described in the documents incorporated by reference in this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of our securities, before making an investment decision, including those risks identified under “Item IA. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Additional risks, including those that relate to any particular securities we offer, may be included in a prospectus supplement or free writing prospectus that we authorize from time to time, or that are incorporated by reference into this prospectus or a prospectus supplement.

THE COMPANY

Raytheon Company, together with its subsidiaries, is an industry leader in defense and government electronics, space, information technology and technical services. We design, develop, manufacture, integrate, support and provide a wide range of technologically advanced products, services and solutions for principally governmental customers in the United States and abroad. We act as a prime contractor or major subcontractor on numerous defense and related programs for the U.S. government, which accounted for 86% of our sales in 2007.

We currently operate in six business segments: Integrated Defense Systems; Intelligence and Information Systems; Missile Systems; Network Centric Systems; Space and Airborne Systems; and Technical Services.

We were founded in 1922 and are incorporated in the state of Delaware. We are the surviving company of the 1997 merger of HE Holdings, Inc. and Raytheon Company. Our principal executive offices are located at 870 Winter Street, Waltham, Massachusetts 02451 and our Internet site is www.raytheon.com.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures, and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES

The following table sets forth our historical consolidated ratio of earnings to combined fixed charges for the periods shown.

	Nine Months Ended Sept. 28, 2008	Year Ended December 31,
		2007	2006	2005	2004	2003
Ratio of Earnings to Combined Fixed Charges	11.5x	8.6x	5.9x	4.5x	2.1x	2.1x

For the purposes of calculating these ratios, “earnings” consists of income from continuing operations before taxes, increased by fixed charges and the amortization of capitalized interest, and reduced by total capitalized interest. “Combined fixed charges” consists of interest expense (including amortization of debt discount or premium and expenses), capitalized interest and the interest component of our rent expense, which we estimate as one-third of total rent expense. For the years ended December 31, 2004 and 2003, “combined fixed charges” also included distributions to RC Trust I, a consolidated subsidiary which issued preferred stock to the Company in exchange for a subordinated note that has since matured. All amounts associated with our discontinued operations and interest on our unrecognized tax benefits have been excluded.

GENERAL DESCRIPTION OF SECURITIES THAT WE MAY SELL

We may offer and sell, at any time and from time to time:

•	Our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

•	Shares of our common stock, par value $.01 per share;

•	Shares of our preferred stock, par value $.01 per share;

•	Warrants to purchase any of the other securities that may be sold under this prospectus; or

•	Any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF OUR DEBT SECURITIES

The debt securities will be our unsecured direct obligations, which may be senior or subordinated indebtedness. The debt securities will be issued under one or more indentures between us and a trustee. Any indenture will be subject to, and governed by, the Trust Indenture Act of 1939.

This section describes the general terms and provisions of the debt securities that we may offer from time to time in the form of one or more series. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement.

Our unsecured senior debt securities will be issued under an Indenture, dated as of July 3, 1995, between us and The Bank of New York, as trustee, or another indenture or indentures to be entered into by us and that trustee or another trustee. The unsecured subordinated debt securities will be issued under a second Indenture, also dated as of July 3, 1995, and between us and The Bank of New York, as trustee, or another indenture or indentures to be entered into by us and that trustee or another trustee. Both indentures are qualified under the Trust Indenture Act of 1939.

Copies of each of the July 3, 1995 indentures are filed with the SEC as exhibits to the registration statement of which this prospectus is a part. If we elect to issue securities under another indenture, we will file a copy of that indenture with the SEC. You should refer to those indentures for the complete terms of the debt securities.

See “Where You Can Find More Information.” In addition, you should consult the applicable prospectus supplement for particular terms of our debt securities.

Our existing indentures permit us to issue the debt securities without limit as to aggregate principal amount, in one or more series. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

Generally, we will pay the principal of, premium, if any, on, and interest on our debt securities either at an office or agency that we maintain for that purpose or, if we elect, we may pay interest by mailing a check to your address as it appears on our register. We will issue our debt securities only in fully registered form without coupons, generally in denominations of $1,000 or integral multiples of $1,000. We will not apply a service charge for a transfer or exchange of our debt securities, but we may require that you pay the amount of any applicable tax or other governmental charge.

The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer including, where applicable, the following:

•	the title and series designation of the debt securities;

•	whether they are senior debt securities or subordinated debt securities;

•	the aggregate principal amount of the debt securities;

•	the total amount of the debt securities authorized and the amount outstanding, if any;

•	the identity of the person to whom we will pay interest if it is anybody other than the noteholder;

•	the stated maturity date;

•	the interest rate, which may be fixed or variable, and its method of calculation;

•	when interest will be payable, as well as the record date for determining who we will pay interest to;

•	where the principal, premium, if any, and interest on the debt securities will be paid;

•	any mandatory or optional sinking funds or similar arrangements;

•	when the debt securities may be redeemed if they are redeemable, as well as the redemption prices, and a description of the terms of redemption;

•	whether we have any obligation to redeem or repurchase the debt securities at your option;

•	the denominations of the debt securities, if other than $1,000 or an integral multiple of $1,000;

•	the amount that we will pay the holder if the maturity of the debt securities is accelerated, if other than their principal amount;

•	the currency in which we will make payments to the holder and, if a foreign currency, the manner of conversion from U.S. dollars;

•	any index we may use to determine the amount of payment of principal of, premium, if any, on, and interest on the debt securities;

•

if the debt securities will be issued only in the form of a global note, the name of the depositary or its nominee and the circumstances under which the global note may be transferred or exchanged to someone other than the depositary or its nominee;

•	the applicability of the defeasance and covenant defeasance provisions in the applicable indenture;

•	whether the debt securities are convertible into any other securities and the terms and conditions of convertibility;

•	any additions or changes to events of default and, in the case of subordinated debt securities, any additional events of default that would result in acceleration of their maturity; and

•	any other terms of the debt securities.

The terms of our debt securities may provide for deferred interest payments, or for an issue price at a discount from the stated redemption price at maturity, either of which would constitute original issue discount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will in some cases receive an amount less than the stated principal amount. Tax and other special considerations applicable to original issue discount debt will be described in the prospectus supplement in which we offer those debt securities.

If we were to become insolvent, your claim as a holder of debt securities will be effectively junior to the claims of holders of any indebtedness or preferred stock of our subsidiaries.

Subordination of Our Subordinated Debt Securities

Generally, the payment of principal of, or premium, if any, on, and interest on our unsecured subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior indebtedness. If we distribute our assets to creditors upon liquidation, dissolution, reorganization, insolvency, bankruptcy or under similar circumstances, holders of our senior debt will be entitled to be paid in full before any payments will be made on our subordinated debt securities. In addition, if the maturity of our subordinated debt securities is accelerated, holders of our senior debt will be entitled to be paid in full before any payments will be made on our subordinated debt securities. Moreover, while there is an event of default with respect to our senior debt that would permit our senior debt to be accelerated, and while we are in default in our payment obligations to holders of senior debt, we cannot make payments to our subordinated debt holders.

If we were to become insolvent, holders of our subordinated debt securities may not be paid with respect to those securities until our senior debt and third party creditors, as well as holders of any indebtedness or preferred stock of our subsidiaries, are paid in full.

The indenture for our unsecured subordinated debt securities will not place any limits on the amount of other indebtedness, including senior debt, that we may issue.

The indenture for our unsecured subordinated debt securities defines “senior indebtedness” to include the principal of, premium, if any, on, and interest on:

•

all of our indebtedness for money borrowed, other than our subordinated debt securities, and any other indebtedness represented by a note, bond, debenture or other similar evidence of indebtedness, including indebtedness of others that we guarantee, in each case whether outstanding on the date of execution of the subordinated debt securities indenture or thereafter created, incurred or assumed; and

•

any amendments, renewals, extensions, modifications and refundings of any such indebtedness, unless in any case in the instrument creating or evidencing any such indebtedness or pursuant to which it is outstanding it is provided that such indebtedness is not superior in right of payment to our subordinated debt securities.

In addition, for purposes of the definition of “senior indebtedness,” “indebtedness for money borrowed” includes:

•	any obligation of, or any obligation guaranteed by, us for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

•	any deferred payment obligation of, or any such obligation guaranteed by, us for the payment of the purchase price of property or assets evidenced by a note or similar instrument; and

•

any obligation of, or any such obligation guaranteed by, us for the payment of rent or other amounts under a lease of property or assets if such obligation is required to be classified and accounted for as a capitalized lease on our balance sheet under generally accepted accounting principles.

Events of Default

Generally speaking, any of the following events will constitute an event of default under the indentures:

•	failure to pay interest on our debt securities for 30 days past the applicable due date, even if we are prohibited from paying interest on our debt securities because they are subordinated;

•	failure to pay principal of, or premium, if any, on, our debt securities when due, even if we are prohibited from making such payments on our debt securities because they are subordinated;

•	failure to make any sinking fund payment when due, even if we are prohibited from making such payments on our debt securities because they are subordinated;

•

failure to perform any other covenant or agreement set forth in the securities of that series or in the applicable indenture, other than a covenant included in the indenture solely for the benefit of a different series of our debt securities, which continues for 60 days after written notice as provided in the indenture;

•	bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series.

A holder will be notified of an event of default with respect to a series of our debt securities by the trustee.

If there is an event of default with respect to a series of our senior debt securities, which continues for the requisite amount of time, either the trustee or holders of at least 25% of the aggregate principal amount of that series may declare the principal amount of all of the senior debt securities of that series to be due and payable immediately. If the securities were issued at an original issue discount, less than the stated principal amount may become payable.

Payment of the principal of our subordinated debt securities may be accelerated only in the case of our bankruptcy, insolvency or reorganization. Neither a holder nor the trustee will be able to accelerate the payment of interest or principal with respect to our subordinated debt securities for any other reason.

In some cases, after a declaration of acceleration has been made, but before a judgment or decree has been obtained, holders of a majority in aggregate principal amount of the series that is in default may rescind the acceleration.

The trustee will be required to act with a high standard of care. However, the trustee will not be obligated to exercise any of its rights or powers under the indentures at a holder’s request unless the holder provides the trustee reasonable security or indemnity. Generally, but with exceptions, holders of a majority in aggregate principal amount of any series of our outstanding debt securities will have the right to choose the time, method and place of any proceeding for any remedy available to the trustee or any exercise of power by the trustee with respect to debt securities of that series.

A holder may institute a suit against us for enforcement of the holder’s rights to receive payment of the principal of, premium, if any, on, or interest on our debt securities after the due dates. However, the holder will not be able to institute any other proceedings under the applicable indenture, including for any remedy, unless the following conditions are satisfied:

•	the holder has previously given the trustee written notice of a continuing event of default with respect to a series of our debt securities held by the holder;

•	holders of at least 25% of the aggregate principal amount of that series make a written request, and offer reasonable indemnity, to the trustee for the trustee to institute the requested proceeding;

•

the trustee does not receive direction contrary to the holders’ written request, within 60 days following receipt of the holders’ written request, from holders of a majority in aggregate principal amount of that series; and

•	the trustee does not institute the proceeding the holders requested within 60 days following the receipt of the holders’ written request and offer of indemnity.

Every year we are required to deliver to the trustee a statement as to performance of our obligations under the indentures and as to any defaults.

A default in the payment of any of our debt securities, where the aggregate principal amount of that series of debt securities exceeds $75 million, or a default with respect to our debt securities that causes them to be accelerated, will give rise to a cross-default under our senior credit facilities. In some circumstances, payment defaults on our debt securities may also give rise to cross-defaults of our guarantees of the indebtedness of our subsidiaries.

Defeasance and Covenant Defeasance

Any series of our debt securities may be subject to the defeasance and discharge provisions of the applicable indenture. If those provisions are applicable, we may elect either:

•	defeasance—which will permit us to defease and be discharged from, subject to limitations, all of our obligations with respect to those debt securities; or

•

covenant defeasance—which will permit us to be released from our obligations to comply with covenants relating to those debt securities as described in the applicable prospectus supplement, which may include obligations concerning subordination of our subordinated debt securities.

To invoke defeasance or covenant defeasance with respect to any series of our debt securities, we must irrevocably deposit with the trustee, in trust, an amount in funds or U.S. government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay, when due, the principal of, premium, if any, on, and interest on those debt securities and any mandatory sinking fund or similar payments on those debt securities. In addition, we would be required to deliver a legal opinion to the trustee to the effect that a holder of the applicable debt securities will not recognize additional income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance.

We cannot defease our obligations to register the transfer or exchange of our debt securities; to replace our debt securities that have been stolen, lost or mutilated; to maintain paying agencies; or to hold funds for payment in trust. We may not defease our obligations if there is a continuing event of default on securities issued under the applicable indenture, or if depositing amounts into trust would cause the trustee to have conflicting interests with respect to other of our securities.

If we effect covenant defeasance with respect to any of our debt securities, and then those debt securities are declared due and payable because of an event of default, other than an event of default relating to any covenant from which we have been released through covenant defeasance, the amount of money or U.S. government obligations on deposit with the trustee may not be sufficient to pay all amounts due on the debt securities at the time of acceleration. However, we would remain liable with respect to any shortfall.

Modification and Waiver

Modifications and amendments of our current indentures may be made only with the consent of holders of at least a majority in aggregate principal amount of all of our outstanding debt securities affected, voting as a single class. Generally, the consent of all of the holders of our debt securities that are affected is required for any of the following:

•	to change the stated maturity of the principal, or any installment of interest or premium, if any;

•	to reduce the principal amount, the premium, if any, on, the interest, or the amount payable upon acceleration or maturity in the case of debt securities issued at an original issue discount;

•	to change the place of payment, or the currency in which payments are made;

•	to impair your right to institute suit to enforce any payment at or following stated maturity or following a redemption date;

•	to modify the subordination provisions of our subordinated debt securities in a manner adverse to holders; and

•

to reduce the percentage of the principal amount of our outstanding debt securities required for modification to or amendment of either indenture, or for waiver of our compliance with indenture provisions or defaults.

Holders of a majority in aggregate principal amount of either our senior debt securities or our subordinated debt securities may waive any past default under the applicable indenture, except for a default in the payment of principal, premium, if any, on, or interest on our debt securities and except for our compliance with specified covenants.

Covenants

Our current indentures contain covenants regarding, among other things:

•	a limitation on liens other than specified types of liens;

•

a limitation on sale and leaseback transactions, unless the lien on any property subject to the sale and leaseback transaction is permitted under the indentures or the proceeds of the sale and leaseback transaction are used to retire specified types of debt; and

•

restrictions on our ability to engage in consolidations, mergers or transfers of substantially all of our assets unless the surviving or acquiring entity is a domestic company and it expressly assumes our obligations with respect to our debt securities by executing a supplemental indenture.

You should be aware that we are not prohibited from engaging in highly leveraged transactions, other than as may conflict with these covenants. Moreover, any series of our debt securities may provide that these covenants may be removed with respect to that series.

Conversion or Exchange Rights

If any series of our debt securities are convertible or exchangeable, the applicable prospectus supplement will specify:

•	the type of securities into which it may be converted or exchanged;

•	the conversion price or exchange ratio, and its method of calculation;

•	whether conversion or exchange is mandatory or at your election; and

•	how the conversion price or exchange ratio may be adjusted if our debt securities are redeemed.

Our Debt Trustee

The current trustee for our debt securities is The Bank of New York, which performs services for us in the ordinary course of business. We may engage additional or substitute trustees with respect to particular series of our debt securities.

Global Securities

Our debt securities may be issued in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement. If so, each global security will be issued in the denomination of the aggregate principal amount of securities that it represents. Unless and until it is exchanged in whole or in part for debt securities that are in definitive registered form, a global security may not be transferred or exchanged except as a whole by the depositary to its nominee. The applicable prospectus supplement will describe this concept more fully.

The specific material terms of the depositary arrangement with respect to any portion of a series of our debt securities that will be represented by a global security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to our depositary arrangements.

Upon the issuance of any global security, and its deposit with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of our debt securities represented by the global security to the accounts of participating institutions that have accounts with the depositary or its nominee. The underwriters or agents engaging in the distribution of our debt securities, or us if we are offering and selling our debt securities directly, will designate the accounts to be credited. Ownership of beneficial interests in a global security will be limited to participating institutions or their clients. The depositary or its nominee will keep records of the ownership and transfer of beneficial interests in a global security by participating institutions. Participating institutions will keep records of the ownership and transfer of beneficial interests by their clients. The laws of some jurisdictions may require that purchasers of our securities receive physical certificates, which may impair a holder’s ability to transfer its beneficial interests in global securities.

While the depositary or its nominee is the registered owner of a global security the depositary or its nominee will be considered the sole owner of all of our debt securities represented by the global security for all purposes under the indentures. Generally, if a holder owns beneficial interests in a global security, the holder will not be entitled to have our debt securities registered in the holder’s own name, and the holder will not be entitled to receive a certificate representing its ownership. Accordingly, if a holder owns a beneficial interest in a global security, the holder must rely on the depositary and, if applicable, the participating institution of which the holder is a client to exercise the rights of a holder under the applicable indenture.

The depositary may grant proxies and otherwise authorize participating institutions to take any action that a holder is entitled to take under the indentures. We understand that, according to existing industry practices, if we request any action of holders, or any owner of a beneficial interest in a global security wishes to give any notice or take any action, the depositary would authorize the participating institutions to give the notice or take the action, and the participating institutions would in turn authorize their clients to give the notice or take the action.

Generally, we will make payments on our debt securities represented by a global security directly to the depositary. It is our understanding that the depositary will then credit the accounts of participating institutions, which will then distribute funds to their clients. We also expect that payments by participating institutions to their clients will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of clients registered in “street names,” and will be the responsibility of the participating institutions. Neither we nor the trustee, nor our respective agents, will have any responsibility, or bear any liability, for any aspects of the records relating to, or payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing records relating to beneficial interests.

Generally, a global security may be exchanged for certificated debt securities only in the following instances:

•

the depositary notifies us that it is unwilling or unable to continue as depositary, or it ceases to be a registered clearing agency, if required to be registered by law, and a successor is not appointed within 90 days; or

•	we determine in our sole discretion that we will permit global securities to be exchanged for certificated debt securities; or

•	there is a continuing event of default under the indenture governing the debt securities held in global form.

The following is based on information furnished to us:

Unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company, or DTC, will act as depositary for securities issued in the form of global securities. Global securities will be issued only as fully registered securities registered in the name of Cede & Co., which is DTC’s nominee. One or more fully registered global securities will be issued for these securities representing in the aggregate the total number of these securities, and will be deposited with or on behalf of DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers. Access to the DTC system is also available to others, known as indirect participants, such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, commonly referred to as the beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased securities. Transfers of ownership interests in securities issued in the form of global securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in these securities, except if use of the book-entry system for such securities is discontinued.

DTC has no knowledge of the actual beneficial owners of the securities issued in the form of global securities. DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Any redemption notices must be sent to DTC. If less than all of the securities of a series or class are being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each participant.

Although voting with respect to securities issued in the form of global securities is limited to the holders of record, when a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to such securities. Under its usual procedures, DTC would mail an omnibus proxy to the issuer of the securities as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date, identified in a listing attached to the omnibus proxy.

Payments in respect of securities issued in the form of global securities will be made by the issuer of such securities to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of DTC or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to DTC are the responsibility of the issuer of the applicable securities, disbursement of such payments to direct participants is the responsibility of DTC, and disbursements of such payments to the beneficial owners is the responsibility of direct and indirect participants.

DTC may discontinue providing its services as depositary with respect to any securities at any time by giving reasonable notice to the issuer of such securities. If a successor depositary is not obtained, individual security certificates representing such securities are required to be printed and delivered. We, at our option, may decide to discontinue use of the system of book-entry transfers through DTC or a successor depositary.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for its accuracy. We have no responsibility for the performance by DTC or its participants of their obligations as described in this prospectus or under the rules and procedures governing their operations.

DESCRIPTION OF OUR COMMON STOCK

We are authorized to issue up to 1,450,000,000 shares of common stock, $0.01 par value per share.

This section describes the general terms of our common stock that we may offer from time to time. For more detailed information, a holder of our common stock should refer to our restated certificate of incorporation and our amended and restated by-laws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Holders of our common stock are entitled to one vote per share and shall vote together as a single class on all matters to be voted on by our stockholders. Pursuant to our restated certificate of incorporation, there are no cumulative voting rights in the election of directors. The approval of corporate actions may also require the approval of the holders of any series of our preferred stock. See “Description of Our Preferred Stock.”

Our common stock will be the only type of our capital stock entitled to vote in the election and removal of directors and other matters presented to our stockholders from time to time, unless we issue voting preferred stock or our restated certificate of incorporation or the law requires otherwise.

Our common stockholders will be entitled to receive dividends and distributions declared by our Board of Directors, to the extent permitted by outstanding shares of preferred stock and by our restated certificate of incorporation. If a dividend is declared, it will be distributed pro rata to our common stockholders on a per share basis.

If we are liquidated or dissolved, our common stockholders will be entitled to receive our assets and funds available for distribution to common stockholders in proportion to the number of shares they hold. Our common stockholders may not receive any assets or funds until our creditors have been paid in full and the preferential or participating rights of our preferred stockholders have been satisfied. If we participate in a corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization, any payments or shares of stock allocated to our common stockholders will be distributed pro rata to holders of our common stock on a per share basis. If we redeem, repurchase or otherwise acquire for payment any shares of our common stock, we will treat each share of common stock identically.

Holders of our common stock will not have any preemptive, subscription or conversion rights with respect to shares of our common stock. We may issue additional shares of our common stock, if authorized by our Board, without the common stockholders’ approval, unless required by Delaware law or a stock exchange on which our securities are traded. If we receive the appropriate payment, shares of our common stock that we issue will be fully paid and nonassessable.

Certain provisions of the Delaware General Corporation Law (the “DGCL”) could make it more difficult to consummate an acquisition of control of us by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by our Board of Directors. These provisions may reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt which is unfair to our stockholders. The summary below does not purport to be complete and is qualified in its entirety by reference to the DGCL.

Section 203 of the DGCL restricts a wide range of transactions (“business combinations”) between a corporation and an interested stockholder. An “interested stockholder” is, generally, any person who beneficially owns, directly or indirectly, 15% or more of the corporation’s outstanding voting stock. Business combinations are broadly defined to include (i) mergers or consolidations with, (ii) sales or other dispositions of more than 10% of the corporation’s assets to, (iii) certain transactions resulting in the issuance or transfer of any stock of the corporation or any subsidiary to, (iv) certain transactions resulting in an increase in the proportionate share of stock of the corporation or any subsidiary owned by, or (v) receipt of the benefit (other than proportionately as a stockholder) of any loans, advances or other financial benefits by, an interested stockholder. Section 203 provides that an interested stockholder may not engage in a business combination with the corporation for a period of three years from the time of becoming an interested stockholder unless (a) the Board of Directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder prior to the time that person became an interested stockholder; (b) upon consummation of the transaction which resulted in the person becoming an interested stockholder, that person owned at least 85% of the corporation’s voting stock (excluding, for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, shares owned by persons who are directors and also officers and shares owned by certain employee stock plans); or (c) the business combination is approved by the Board of Directors and authorized by the affirmative vote of at least 66 2/ 3% of the outstanding voting stock not owned by the interested stockholder. The restrictions on business combinations with interested stockholders contained in Section 203 of the DGCL do not apply to a corporation whose certificate of incorporation or bylaws contains a provision expressly electing not to be governed by the statute; however, neither our charter nor our bylaws contains a provision electing to “opt-out” of Section 203.

Our common stock is listed on the New York Stock Exchange under the symbol “RTN.”

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF OUR PREFERRED STOCK

We are authorized to issue up to 200,000,000 shares of preferred stock, $0.01 par value per share, of which 4,000,000 shares have been designated as Series A Junior Participating Preferred Stock, $0.01 par value.

This section describes the general terms and provisions of our preferred stock that we may offer from time to time. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock, and these certificates of designation will be incorporated by reference into the registration statement of which this prospectus is a part. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. A holder of our preferred stock should refer to the applicable certificate of designation, our restated certificate of incorporation and the applicable prospectus supplement for more specific information.

Our Board has been authorized, subject to limitations provided in our restated certificate of incorporation, to provide for the issuance of shares of our preferred stock in multiple series. No shares of our preferred stock are currently outstanding.

With respect to each series of our preferred stock, our Board has the authority to fix the following terms:

•	the designation of the series;

•	the number of shares within the series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable to a holder for each share owned if we are dissolved or liquidated;

•	whether the shares are convertible or exchangeable, the price or rate of exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series; and

•	your voting rights for the shares you own.

Holders of our preferred stock will not have preemptive rights with respect to shares of our preferred stock. In addition, rights with respect to shares of our preferred stock will be subordinate to the rights of our general creditors. If we receive the appropriate payment, shares of our preferred stock that we issue will be fully paid and nonassessable.

We currently plan to retain American Stock Transfer  & Trust Company as the registrar and transfer agent of any series of our preferred stock.

DESCRIPTION OF OUR WARRANTS

This section describes the general terms and provisions of our warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement.

We may issue warrants for the purchase of our debt securities, common stock or preferred stock. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with American Stock Transfer & Trust Company, or another bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, where applicable:

•	the offering price;

•	the number of warrants offered;

•	the securities underlying the warrants;

•

the exercise price, the amount of securities you will receive upon exercise, the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the warrants will expire;

•	U.S. federal income tax consequences;

•	the name of the warrant agent; and

•	any other terms of the warrants.

After your warrants expire they will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The warrant agreements may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

PLAN OF DISTRIBUTION

We may sell the securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell these securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly, and not through underwriters or agents. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Issuance Of Common Stock Pursuant To Certain Warrant Exercises

We may also offer and sell our common stock upon the exercise of warrants issued by us, pursuant to the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) of the Securities Act, in connection with a settlement of litigation against us. No underwriter would be used in connection with such offer and sale of common stock or the exercise of such warrants. We would issue the shares of our common stock directly to the holders of such warrants, upon the exercise of such warrants, from time to time. We will describe the terms of any such offers, sales and warrants in a prospectus supplement.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Jay B. Stephens, Esq., Senior Vice President, General Counsel and Secretary of Raytheon, will provide opinions regarding certain legal matters. Mr. Stephens is an executive officer of Raytheon and holds stock awards and stock options to purchase our common stock. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Raytheon Company and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Raytheon Company for the year ended December 31, 2007 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.